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                                                                    EXHIBIT 23.2



We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Employees' Stock Option Plan of Encore Wire Corporation and to the incorporation by reference therein of our report dated January 22, 1997, with respect to the consolidated financial statements and schedules of Encore Wire Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP

                                                      ERNST & YOUNG LLP


Dallas, Texas
October 22, 1997